SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549



                                 Form 8-K

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

   Date of Report (Date of earliest event reported) March 1, 1994


                        Lone Star Industries, Inc.
                           Debtor-in-Possession
          (Exact name of registrant as specified in its charter)


           Delaware              1-2333             13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification
No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-
0014
          (Address of principal executive offices)    (Zip Code)


    Registrant's telephone number, including area code  (203) 969-
8600

ITEM 3(b).  BANKRUPTCY OR RECEIVERSHIP

     An order ("Order") confirming a consolidated plan of reorganization of registrant, Lone Star Industries, Inc. ("Lone Star") and certain of its subsidiaries ("Plan of Reorganization") has been entered in the proceedings entitled In re: New York Trap Rock Corporation; Lone Star Industries, Inc.; San-Vel Concrete Corporation; NYTR Transportation Corp.; Lone Star Cement Inc.; Construction Materials Co.; I.C. Materials, Inc.; Lone Star Prestress Concrete, Inc.; Lone Star Properties, Inc.; Southern Aggregates, Inc.; Lone Star Transportation Corp.; Lone Star Building Centers, Inc. and Lone Star Building Centers (Eastern) Inc., Case Nos. 90B21276 to 90B21286, 90B21334 and
     90B21335 (HS) (Jointly Administered).

     1.   The Order was issued by the United States Bankruptcy
     Court, Southern District of New York ("Bankruptcy Court").

     2.   The Order was entered on March 1, 1994.

     3. The Plan of Reorganization as approved by the Bankruptcy Court provides that allowed unsecured claims (estimated to be $570 million as of February 17, 1994) will receive their pro rata share of (i) the approximately $182.7 million in cash expected to be available on the effective date of the Plan of Reorganization, (ii) $78 million of 10% Senior Notes due January 31, 2004 of reorganized Lone Star,
     (iii) $138 million of 10% secured Asset Proceeds Notes due July 31, 1997 of a liquidating corporation (to be paid out of the proceeds from the sale of assets transferred to the liquidating corporation by Lone Star and certain of its subsidiaries) and guaranteed to a maximum of $28,000,000, by reorganized Lone Star, and (iv) approximately 85% of the common equity of reorganized Lone Star.

     Holders of Lone Star preferred stock (both $4.50 Cumulative Convertible Preferred Stock and $13.50 Cumulative Convertible Preferred Stock) will receive their pro rata share of 10.5% of the common equity of reorganized Lone Star and 1.2 million warrants to purchase common stock in the reorganized Lone Star. The holders of common stock of Lone Star will receive the balance of the reorganized Lone Star's common equity and 2.8 million warrants to purchase common stock in the reorganized Lone Star. The warrants to be issued to the preferred and common shareholders will be exercisable through December 31, 2000 and will provide for the purchase of shares of the common stock of reorganized Lone Star at a price of $18.75 a share.

     Reference is made (i) to the Disclosure Statement attached to this Current Report on Form 8-K as Exhibit 1, to which Statement is attached the Plan of Reorganization as an exhibit and (ii) to the Modification of Debtors' Plan of Reorganization attached to this Current Report on Form 8-K as Exhibit 2, for a complete description of the terms thereof.

     4. As of the date of this Current Report on Form 8-K, Lone Star has 16,644,000 shares of Common Stock and 11,020 shares of $4.50 Cumulative Convertible Preferred Stock and 375,000 shares of $13.50 Cumulative Convertible Preferred Stock outstanding.

     All shares of the presently outstanding Common Stock, $4.50
     Cumulative Convertible Preferred Stock and $13.50 Cumulative
     Convertible Preferred Stock will be cancelled upon the effective date of the Plan of Reorganization.

     12,000,000 shares of new Common Stock of reorganized Lone Star will be issued in respect of the claims and interests filed and allowed under the Plan of Reorganization. Warrants to purchase an additional 4,003,333 shares of new Common Stock will also be issued in respect of interests filed and allowed.

     5. The information as to assets and liabilities of Lone Star in the form furnished to the Bankruptcy Court is included in Exhibit 1 to this Current Report on Form 8-K, the Disclosure Statement, particularly Exhibits E, F, J and K thereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

     (c)  Exhibits

     1. Modified Amended Disclosure Statement Regarding Debtors' Modified Amended Consolidated Plan of Reorganization and exhibits thereto incorporated by reference to Lone Star Industries, Inc. Form T-3 filed 14 January, 1994, File Number 1.022-22175; except for Exhibit J to said Modified Amendment Disclosure Statement which is incorporated by reference to Lone Star Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and Exhibit K to said Modified Amended Disclosure Statement which is incorporated by reference to Lone Star Industries, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 filed 12 August 1993, File Number 1.001-06124.

     2.   Modification of Debtors' Plan of Reorganization.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LONE STAR INDUSTRIES, INC.
                              Debtor-in-Possession



                              By: /s/ John S. Johnson
                                      John S. Johnson
                                       Vice President

Date:  March 7, 1994